                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41007) pertaining to the GATX Corporation Salaried Employees Retirement Savings Plan, in our report dated April 24, 2003, with respect to the financial statements of GATX Corporation Salaried Employees Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                                               ERNST & YOUNG LLP

Chicago, Illinois
June 25, 2003